Exhibit 10.13

AMENDED TEXT OF THE AREA “BAJADA DEL PALO” JOINT VENTURE CONTRACT

PETROLERA ENTRE LOMAS S.A.

APCO ARGENTINA INC., ARGENTINE BRANCH

PETROBRAS ENERGÍA S.A.

[Initials]

JOINT VENTURE CONTRACT FOR THE EXECUTION OF JOINT OPERATIONS IN THE AREA “BAJADA DEL PALO” (PROVINCE OF NEUQUÉN)

CONTENTS

ARTICLE 1 – DEFINITIONS
ARTICLE 2 – UTE’S TRADE NAME, DOMICILE, REPRESENTATIVE AND
                          COMMON OPERATING FUND
ARTICLE 3 – SUBJECT MATTER AND CONTRACT TERM
ARTICLE 4 – PARTICIPATING INTEREST
ARTICLE 5 – OPERATING COMMITTEE
ARTICLE 6 – OBLIGATIONS OF THE PARTIES
ARTICLE 7 – ABOUT THE OPERATOR
ARTICLE 8 – ANNUAL BUDGET
ARTICLE 9 – CONTRIBUTIONS – EXPENSES AND INCOME
ARTICLE 10 – DEFAULT PAYMENT
ARTICLE 11 – OWNERSHIP OF ASSETS
ARTICLE 12 – SOLE RISK OPERATIONS
ARTICLE 13 – ALLOCATION OF NET PRODUCTION
ARTICLE 14 – ASSIGNMENT OF RIGHTS
ARTICLE 15 – INSURANCE AND LITIGATIONS
ARTICLE 16 – CONFIDENTIAL INFORMATION
ARTICLE 17 – EXCLUSION AND ACCEPTANCE OF PARTIES
ARTICLE 18 – RELATIONSHIP AMONG PARTIES
ARTICLE 19 – TAX REGULATIONS
ARTICLE 20 - ROYALTIES
ARTICLE 21 – ACT OF GOD OR FORCE MAJEURE
ARTICLE 22 – APPLICABLE LAW, JURISDICTION AND ARBITRATION
ARTICLE 23 – LEGAL DOMICILES AND NOTICES
ARTICLE 24 – TERMINATION OF CONTRACT
ARTICLE 25 – MISCELLANEA

ANNEX A – ACCOUNTING PROCEDURE
ANNEX B – INSURANCE COVERAGE

[Initials]

AREA “BAJADA DEL PALO” JOINT VENTURE CONTRACT

BY AND BETWEEN

PETROLERA ENTRE LOMAS S.A., a company registered and doing business pursuant to the laws of the Argentine Republic, domiciled at H. Bouchard 680, floor 18, of the City of Buenos Aires, Argentine Republic, registered in the Public Register of Traders on April 14, 1954 under number 378, leaf number 405, Volume A of Domestic By-laws,

APCO ARGENTINA INC., ARGENTINE BRANCH, a company registered and doing business pursuant to the laws of the Cayman Islands, domiciled at del Libertador Ave. 498, floor 26, of the City of Buenos Aires, Argentine Republic, registered in the Public Register of Traders, General Inspection Board of Legal Entities, on September 20, 1973 under number 25, leaf number 144, Book number 51, Volume B of Foreign By-laws, and

PETROBRAS ENERGÍA S.A., a company registered and doing business pursuant to the laws of the Argentine Republic, domiciled at Maipú 1, floor 22, of the City of Buenos Aires, Argentine Republic, registered in the Public Register of Traders on November 17, 1947 under number 759, leaf number 569, Book number 47, Volume A of Domestic By-laws.

Whereas:

I.
The Adjudication of the Area CNQ -11 “BAJADA DEL PALO” offered in the International Public Bidding number 1/90 was approved by Executive Order of the National Executive Branch (Argentine Republic) number 1769/90 granting the exploitation license over said area pursuant to the provisions of Article 98 of Act number 17319 to the Shipping Company PEREZ COMPANC S.A.C.F.I.M.F.A., currently named PETROBRAS ENERGÍA S.A.

II.
Pursuant to several rights and assets assignment agreements entered into by the PARTIES, the exploitation rights over the area CNQ – 11 “BAJADA DEL PALO” are currently owned by the PARTIES according to the participating interests stated in article 4.01 of this JOINT VENTURE CONTRACT.

III.	The PARTIES have authorized the execution of this CONTRACT in accordance with what was resolved by each of their competent domestic business organs.

IV.	The PARTIES with the purpose of defining their respective assets and liabilities in relation with their operations in the AREA enter into this JOINT VENTURE CONTRACT.

To that effect the PARTIES agree:

ARTICLE 1
DEFINITIONS

For the purpose of this CONTRACT the following definitions shall apply:

1.01. CALENDAR YEAR: shall mean the period of twelve (12) months going from
January 1st to December 31st of any year.

1.02. CONTRACTUAL YEAR: shall mean a period of three hundred sixty-five (365)
consecutive days as from the DATE OF LEGAL EFFECT OF THE CONTRACT.

1.03. BUDGET YEAR: shall mean those periods of three hundred and sixty-five (365)
consecutive days as from September 1st of each year, except the first BUDGET YEAR which shall mean the period between the DATE OF LEGAL EFFECT OF THE CONTRACT and the following August 31st.

1.04. OPERATING COMMITTEE: it is the organ of highest authority of the JOINT
VENTURE (U.T.E.) resulting from the association of the PARTIES in relation with the JOINT OPERATIONS ruled by this CONTRACT.

1.05. CONTRACT: shall mean the agreement that rules the relationship among the
PARTIES for the execution of JOINT OPERATIONS in the AREA CNQ – 11 “BAJADA DEL PALO”.

1.06. SOLE RISK ACCOUNT: it is the accounts plan carried out by the OPERATOR in order to debit and credit all the financial allotments related to the SOLE RISK OPERATIONS.

1.07. JOINT ACCOUNT: it is the accounts plan carried out by the OPERATOR in order to debit and credit the financial allotments related to the JOINT PROPERTY.

1.08. DOLLAR/S: it is the legal currency in use in the United States of America.

1.09. DATE OF LEGAL EFFECT OF THE CONTRACT: it is the date on which the
PARTIES sign these presents.

1.10. EFFECTIVE DATE: shall mean the DATE OF LEGAL EFFECT of this
CONTRACT from which the terms and time periods set forth in the CONTRACT shall be counted.

1.11.	SUBSIDIARY: shall mean:

a)	A person capable of holding legal rights who in a direct or indirect way controls any of the PARTIES.

b)	A person capable of holding legal rights who in a direct or indirect way is controlled by any of the PARTIES.

A person capable of holding legal rights shall be deemed controlled by another person capable of holding legal rights when any of the provisions set forth in subsections 1) and 2) of Article 33 of Act number 19550 apply.

1.12. HYDROCARBONS: CRUDE OIL, NATURAL GAS AND LIQUIFIED
            GASES in any of the conditions and relations referred to.

1.13. INDIRECT TAXES: the V.A.T., any tax replacing or supplementing V.A.T.
in the future as well as any other tax, right, duty or contribution established or to be established by the municipal, provincial and/or national government created or to be created with the purpose of transferring it to be borne by the buyer or borrower with respect to general supplies, particular supplies, etc., either calculated as a percentage of the price or sales amount or collected as a fixed amount.  Under no conditions shall the term Indirect Tax mean income tax or tax on the minimum presumptive income or on bank debits and credits, nor shall do any other tax that replaces or supplements V.A.T. in the future.

1.14. DIRECT TAXES: it is the income tax and the tax on the minimum presumptive income and/or said tax, right, duty or contribution established by the municipal,    provincial and/or national government, created with the purpose of laying its economic burden on the payer, excluding the tax on bank debits and credits.

1.15. NON- RECOVERABLE TAXES: all taxes, rights, duties or contributions established by the municipal, provincial and/or national government which cannot be: a) taken as payment on account or credited against themselves or any other tax, right, duty or contribution and/or, b) paid back to payer, and/or c) allowed to  be transferred to third parties.

1.16. V.A.T.: shall mean the value added tax or any other tax to be created in the future to supplement or replace V.A.T., either fixed or variable, or to be established on supplies, withdrawals, uses or sales, of a general or particular nature, and which is added to the price of the transaction so that its economic burden be transferred to the buyer, employer or borrower.

1.17. MATERIAL/S: personal property, equipment or supplies acquired to be used in the JOINT OPERATIONS.

1.18. SOLE RISK OPERATION: it is the set of activities tending to explore and/or extract HYDROCARBONS which one PARTY or any of the PARTIES carries out at their exclusive expense, in accordance with the CONTRACT, and which is not included in an ANNUAL PROGRAMME.

1.19. JOINT OPERATIONS: shall mean all the necessary activities carried out upon the common agreement of the PARTIES in order to perform the CONTRACT.

1.20. OPERATOR shall be the PARTY appointed to carry out the JOINT OPERATIONS pursuant to article 7 of the CONTRACT.

1.21. PARTY or PARTIES: shall mean one party or all the parties to this CONTRACT and their successors by any title whatsoever.

1.22. PARTICIPATING INTEREST: shall mean the share each of the PARTIES has in the assets and liabilities arising from this CONTRACT.

1.23. DELINEATION WELL: any oil well drilled with the purpose of defining the
production boundaries of a hydrocarbon geologic trap previously             discovered by an EXPLORATION WELL.

1.24. DEVELOPMENT WELL: any well that, at the moment of deciding its drilling, is located within the limits of a OIL FIELD in which one or more wells ready to produce HYDROCARBONS in commercial quantities have been drilled.

1.25. EXPLORATION WELL: any well whose objective is to determine the existence of commercial hydrocarbon geographic trap separated from those already existing and within which no other well is located or may be drilled in the future.

1.26. COST PRICE: shall mean the value of an asset or service which shall include the invoiced price after discounts have been deducted and increased by all the direct expenses that its purchase or hiring originated.

1.27. ANNUAL BUDGET: shall mean a detailed estimate of the income and expenses corresponding to an ANNUAL PROGRAMME approved by the OPERATING
             COMMITTEE.

1.28. ACCOUNTING PROCEDURE: it is the accounting system stated in Annex
             “A”.

1.29. NET PRODUCTION: volumes of HYDROCARBONS produced under quality and purity standards agreed upon to be delivered at the MEASURING AND DELIVERY POINT, after discounting those used as supplies in the AREA.

1.30. ANNUAL PROGRAMME: shall mean all those works, investments and expenses approved by the OPERATING COMMITTEE for a BUDGET
             YEAR.

1.31. JOINT PROPERTY: shall mean the things and rights acquired in relation with the JOINT OPERATIONS.

1.32. MEASURING AND DELIVERY POINT: it shall be that one designated by the
             PARTIES where each one of them shall have the NET PRODUCTION available in accordance with their PARTICIPATING INTERESTS.

1.33. REVERSION: shall mean that one PARTY not participating in SOLE RISK
OPERATIONS has the free availability of the NET PRODUCTION and acquires assets and liabilities in proportion to its PARTICIPATING INTEREST in the SOLE RISK OPERATIONS.

1.34. TAX: all public resource payable under demand of the National, Provincial or Municipal Authority.

1.35. OILFIELD: shall mean an underground accumulation of              HYDROCARBONS, or two or more of those accumulations placed one on top of the other in horizons or reserves connected or separated, related to one or several entrapments agreed upon which shall be considered as a unit for the purposes of their rational exploitation.

ARTICLE 2
UTE’S TRADE NAME, DOMICILE, REPRESENTATIVE AND                           COMMON OPERATING FUND

2.1 TRADE NAME: U.T.E.’s trade name is “PETROLERA ENTRE LOMAS S.A. APCO ARGENTINA INC., ARGENTINE BRANCH – PETROBRAS ENERGÍA S.A. – “BAJADA DEL PALO” – JOINT VENTURE”

2.2 DOMICILE: for all effects arising from the CONTRACT with respect to third parties, the PARTIES establish their domicile for special legal purposes at H. Bouchard 680, floor 18, of the City of Buenos Aires, Argentine Republic, or at any other domicile which may be established in the future.

2.3 REPRESENTATIVE

2.3.1 For the purposes provided for in Articles 378, subsection 7, and 379 of Act number 19550 (Amended Text 1984), PETROLERA ENTRE LOMAS S.A. is appointed as UTE’s Representative with domicile at H. Bouchard 680, floor 18, of the City of Buenos Aires, Argentine Republic, with powers to exercise the rights and assume the obligations inherent to the development and execution of the operations under the CONTRACT.

2.3.2. Should it be necessary, for representation purposes, the PARTIES shall grant the corresponding powers in favor of PETROLERA ENTRE LOMAS S.A., who shall be entitled to replace and/or grant them in favor of one or more persons dependant on PETROLERA ENTRE LOMAS S.A.

2.3.3. All the activities of the LEGAL REPRESENTATIVE carried out either in a direct way or with the intervention of third parties shall be executed in its capacity of agent of the PARTIES and all operations shall be carried out on their behalf and at their expense.

2.4. COMMON OPERATING FUND
The common operating fund is established with a hundred thousand Argentine pesos ($100,000) that the PARTIES shall pay in cash in proportion to their respective PARTICIPATING INTERESTS within seven (7) days as from the EFFECTIVE DATE.

Establishing the common operating fund does not imply any limitation whatsoever to the powers of the OPERATOR to submit requests for funds nor to the obligation of the PARTIES to comply with their contributions.

ARTICLE 3
SUBJECT MATTER AND CONTRACT TERM

3.01 This CONTRACT shall rule the relationship among the PARTIES and the exploitation, supplementary exploration and hydrocarbons development works that the PARTIES carry out jointly in the AREA CNQ – 11 “BAJADA DEL PALO” (“AREA”) for the term of twenty-five (25) years as from the date of adjudication plus any extensions that may apply under the provisions of article 35 of Act number 17319.

ARTICLE 4
PARTICIPATING INTEREST

4.01 The PARTIES shall share in the assets and liabilities derived from this CONTRACT according to the following participating interests:

PETROLERA ENTRE LOMAS S.A.: 73.15% (SEVENTY-THREE POINT FIFTEEN per cent);

APCO ARGENTINA INC. ARGENTINE BRANCH: 23% (TWENTY-THREE (per cent), and

PETROBRAS ENERGÍA S.A.: 3.85% (THREE POINT EIGHTY-FIVE per cent).

4.02 With the exceptions of the provisions in 9.01, 9.02 and 9.03 all obligations, costs, expenses and liabilities arising from or generated by the JOINT OPERATIONS shall be borne by the PARTIES in proportion to their respective PARTICIPATING INTERESTS.

4.03 All rights acquired pursuant to the CONTRACT shall be the PARTIES’ property in proportion to their respective PARTICIPATING INTERESTS.

4.04 The JOINT PROPERTY shall belong to the PARTIES as undivided interests, in proportion to their respective PARTICIPATING INTERESTS.

4.05 Each PARTY has automatically the ownership from wellhead and the free availability of the HYDROCARBONS extracted in proportion to their PARTICIPATING INTERESTS and the right to receive the percentages established in 4.01 out of the NET PRODUCTION.

ARTICLE 5
OPERATING COMMITTEE

5.01 The OPERATING COMMITTEE shall be made up by one (1) regular and one (1) alternate representative for each one of the PARTIES.  For representation purposes, within five (5) days as from the EFFECTIVE DATE, each PARTY shall notify the other PARTIES in writing the names and domiciles of the appointed representatives.

The regular and alternate representatives may be changed at any moment by written notification from the interested PARTY to the other PARTIES.  Each representative shall have enough powers to decide and bind its represented party on all the subjects submitted at each meeting.

Each regular or alternate representative can have as many assistants as it is reasonably necessary.

The remuneration of the PARTIES’ representatives and of their prospective assistants shall be paid by whoever appointed them.  The replacement of the regular representative shall be automatic upon its absence due to any cause.

5.02 A representative of the OPERATOR shall act as President of the OPERATING COMMITTEE.

5.03 The meetings of the OPERATING COMMITTEE shall take place in Buenos Aires or in any other place the PARTIES agree on at least once every year.  They shall be convened at any moment by the President, on his own initiative or upon the written request of any of the PARTIES.  The agenda of the meetings shall be determined by the President except in the case of those meetings convened at the written request of one of the PARTIES, in which case the agenda shall include the subject or subjects that gave rise to the request.

The call shall be notified in writing to each PARTY no later than ten (10) days in advance, stating the day, time, place and agenda of the meeting.  Only upon the consent of all the PARTIES, it shall be possible to call meetings with less time in advance, or adopt decisions on questions not included in the agenda notified in the call.  Each one of the PARTIES shall have a number of votes equivalent to their PARTICIPATING INTEREST.

a)
QUORUM: The meetings shall take place only if attended by at least two PARTIES representing the majority of the votes.  If the quorum requested is not reached, after an hour from the call, the meeting shall be arranged for at least one (1) working day after the day of the call and in this case the meeting shall take place no matter the number of PARTIES attending.  Except for the cases provided for in item (b) hereinafter, all decisions, approvals and other actions of the OPERATING COMMITTEE with respect to all the subjects submitted for consideration shall be decided upon by the affirmative vote of at least two PARTIES representing at least seventy per cent (75%) of the whole PARTICIPATING INTERESTS.

b)
UNANIMOUS DECISIONS: The attendance of all the Parties and their unanimous consent shall be required in order to resolve: (i) the termination of the CONTRACT before the performance of its subject matter; (ii) the approval of ANNUAL PROGRAMMES of works and their respective budgets; (iii) the approval of ANNUAL PROGRAMMES of exploration works during the Exploitation Stage and their respective budgets; (iv) the plugging and abandonment of all wells drilled in compliance with a JOINT OPERATION; (v) any revision of the approved ANNUAL BUDGETS AND ANNUAL PROGRAMMES in what they exceed twenty per cent (20%) of any of the items envisaged therein or ten per cent (10%) of the whole ANNUAL BUDGET AND/OR ANNUAL PROGRAMME; (vi) the voluntary release of the AREA in whole or in part, and (vii) any modification, addition and/or revision of the CONTRACT.

5.04 The OPERATING COMMITTEE shall have the following powers:

a) To determine all those matters of administration policy necessary for carrying out the JOINT OPERATIONS and so that the OPERATOR, on the basis of its own procedural rules, comply with its function.

b) To consider and approve the ANNUAL PROGRAMMES, their modifications and extension, which shall tend to obtain the highest profitability and production being at the same time compatible with a rational and economic exploitation of the OIL FIELDS, all of this pursuant to the provisions in 5.03 (b).

c) To consider and approve the ANNUAL BUDGET expressed in United States dollars, its modifications and extensions, pursuant to the provisions in 5.03 (b).

d) To establish a guideline so that the OPERATOR shall be entitled to underwrite all contracts of service, for services, supply, purchase orders of materials or equipment, or the direct execution of works or rendering of services or supplies whose cost, in each disbursement, exceeds the amount equivalent to a hundred thousand United States dollars (U$S 100,000), or the amount set forth in each ANNUAL BUDGET.

e) To order, to be charged to the JOINT ACCOUNT, the auditing of the account statements submitted by the OPERATOR, and supervise the full compliance with all its obligations carrying out the technical inspections deemed necessary at reasonable moments in order to verify the normal course of the activities without interfering with their development.

f) To establish the regularity of the reports on operations and production and on all other information that shall be submitted by the OPERATOR.  If any of the PARTIES requests the OPERATOR to submit additional information apart from that stated by the OPERATING COMMITTEE, the cost thereof shall be borne by the party requesting it.

g) To adopt or have adopted all those decisions necessary for the compliance of the obligations arising out of the PARTIES’ capacity as licensees.

h) To decide the abandonment of any well, except when it is a DEVELOPMENT WELL.  In case no agreement is reached, the OPERATOR shall decide about the abandonment of the well if there were no PARTY interested in carrying out the SOLE RISK OPERATION.

i) To resolve the setting up of the Subcommittees it may deem necessary.  Their functions and procedure shall be established by the OPERATING COMMITTEE.  Each PARTY shall be entitled to appoint a representative in each Subcommittee, who shall be entitled to have as many assistants as is reasonably necessary.

j) One of said Subcommittees, of a technical character, shall have the main mission of defining the location of the wells to be drilled, the workover programs or the recompletion of wells and other aspects related with the exploration and development of the AREA, as a step prior to its execution.

k) To set the procedure to be followed for the receipt and distribution of HYDROCARBONS.

l) To appoint and remove the OPERATOR of the CONTRACT.

ARTICLE 6
OBLIGATIONS OF THE PARTIES

6.1 COMMON OBLIGATIONS

The PARTIES have the following obligations, among others:

6.1.1 To comply with the national, provincial and municipal legal rules and especially with Act number 17319 and the Executive Orders of the National Executive Branch number 1055/89, 1212/89, 1589/89 and 1216/90 and/or any other norm that modifies or replaces them in the future.

6.1.2 To perform the CONTRACT subject to the most rational, modern and efficient techniques corresponding to the characteristics and extension of the reserves found in order to obtain the highest production of HYDROCARBONS compatible with an adequate economic and technical exploitation of the AREA.

6.1.3 To adopt, through the action of the OPERATOR, the measures of security and prevention and control of environmental pollution imposed by the applicable laws or advised by accepted practices in the subject with the purpose of avoiding or reducing accidents of any kind and harming the environment.

6.1.4 To let the APPLICATION AUTHORITY have access to the AREA with the purpose of carrying out inspections and supervisions necessary for the fulfillment of the laws in force.

6.1.5 To submit the information that the Province of Neuquén, through the APPLICATION AUTHORITY, may request in order to facilitate a correct assessment of the royalties that may correspond to it, as well as the compliance with the provisions of Article 6.1.3.

ARTICLE 7
ABOUT THE OPERATOR

7.01 The PARTIES herein appoint PETROLERA ENTRE LOMAS S.A. to act as
OPERATOR.

7.02 The OPERATOR shall have the following powers and obligations:

a) To defend the common interest of the PARTIES.

b) To carry out the decisions of the OPERATING COMMITTEE.

c) To execute the JOINT OPERATIONS, and comply with the obligations and exercise the common rights arising out of the license.

d) To carry out, hire, acquire and/or obtain all the assets, services, works or materials, equipment, supplies, permits and rights related to the JOINT OPERATIONS, under the provisions in 5.04 d).  The OPERATOR shall act with utmost diligence when obtaining said assets and services in the technical, economic and financial conditions that are most convenient for the PARTIES.

e) To represent and be the official spokesperson of the PARTIES as regards their relationship with the National, Provincial and Municipal Authorities, the non-operating PARTIES being entitled to accompany the OPERATOR when justified by the importance of the subject to be dealt with.  To these purposes the OPERATOR shall notify the PARTIES enough time in advance and shall keep them informed about the subjects dealt with in the meetings held.
f) To care, guard, keep and maintain the JOINT PROPERTY.

g) To decide what is necessary for the import of machines, equipment or any other materials.

h) To incur all expenses related to the JOINT OPERATIONS.
i) To comply with the measures and preventions stated in 6.1.3.

j) To adopt, in case of explosion, fire, floods or any other similar emergency, the necessary decisions in order to secure lives and goods.  The OPERATOR shall communicate the decisions adopted to the PARTIES as soon as possible, the cost being charged to the JOINT ACCOUNT.

k) To ensure the fulfillment of the obligations and the protection of the rights arising from the LICENSE, as well as the effect and maintenance of the latter.

l) To dispose, in favor of the PARTIES, of any thing or right not necessary for the JOINT OPERATIONS, the approval of the OPERATING COMMITTEE being required when the value of the assets involved exceeds the equivalent to a hundred thousand United States dollars (U$S 100,000).  The operator shall be entitled to sell the assets and rights above mentioned on behalf of the PARTIES and at their expense.

m) To submit before the OPERATING COMMITTEE the program for the winding up and participation of the JOINT PROPERTY once the term of legal effect of the license has elapsed.

n) To draw up the minutes of the meetings of the OPERATING COMMITTEE, which shall be delivered to the PARTIES within seven (7) running days as from the date said meetings are held.  The minutes shall be deemed approved if there were no observations raised by the PARTIES within seven (7) running days as from the moment of their receipt.

o) To provide the non-Operators with a copy of all technical data, information, interpretations and reports, together with all other material concerning the AREAS of the LICENSE, including the following without limitation:

1) well logs and surveys;

2) the daily progress of drillings and geological reports;

3) all the reports about drilling tests and core analysis;

4) the sealing report in case any well is completed as a dry well or is abandoned for other reason;

5) the final geological report and the drilling time report of all the wells;

6) all the geological and geophysical formal reports and the maps related to the work carried out by the OPERATOR or independent contractors for the JOINT ACCOUNT;

7) data on field and well and field performance;

8) all the reports submitted by the OPERATOR to the Government in relation with the operations in the AREA of the license;

9) a report on the progress and operations when geological and/or drilling programs are being carried out.

7.03 All staff effectively in charge of tasks related to the JOINT OPERATIONS shall be employed by the OPERATOR, and the cost thereof shall be debited from the JOINT ACCOUNT, in accordance with the provisions of the ACCOUNTING PROCEDURE (Annex “A”).

7.04 The OPERATOR shall make its greatest effort to carry out with diligence all the JOINT OPERATIONS in accordance with the techniques generally followed in the oil industry and the good practices of the oil engineering, tending to carry out tasks in an efficient and economic way.  In all cases, the OPERATOR’S common sense and prudence, exercised in good faith, shall be the limit of its responsibility, and in no case whatsoever shall it be held responsible for decisions adopted or omitted in good faith within the conditions before mentioned.

In no case whatsoever shall the OPERATOR be held responsible for lost profits, damage to the reservoir or loss of production.

7.05 The OPERATOR shall keep a detailed accounting and documentation in relation with JOINT OPERATIONS and SOLE RISK OPERATIONS, whichever be the case.

7.06 In the event there is no ANNUAL BUDGET approved, the OPERATOR shall carry out all acts and operations necessary in order to ensure the best performance of these presents and the adequate protection of the JOINT PROPERTY.  When adopting said measures and actions, the OPERATOR shall act with utmost diligence and shall keep the PARTIES informed about them immediately.  The expenses incurred or obligations assumed by the OPERATOR under these circumstances shall be considered authorized expenses.  The payment of said amounts to the OPERATOR shall be effected by the PARTIES under the terms and conditions set forth in this CONTRACT.  The payment of the corresponding amounts shall not prejudice the PARTIES’ right to claim the total or partial reimbursement thereof whenever the OPERATOR acted in breach of the rules governing agents.

7.07 The OPERATOR shall cease acting as such or shall be removed for any of the following causes:

a) By written renunciation, notified to the PARTIES no later than sixty (60) days before the date it becomes effective.

b) By OPERATOR’S dissolution, winding-up or court judgment of bankruptcy.

c) In case of repeated non-compliance with its contribution as PARTY, notwithstanding the application of the provisions of Article 10 hereof.

d) In case of repeated and serious non-compliance with the obligations laid upon it, which shall be determined under the procedure of Article 22 of this CONTRACT.

e) In case, due to an assignment, the PARTICIPATING INTEREST of the OPERATOR in addition to its BRANCH OFFICES’ participating interest reaches an amount under thirty per cent (30%).

7.08 In case the OPERATOR ceases to act as such or were removed, the OPERATING COMMITTEE shall appoint a new OPERATOR in the following manner:

a) In the case of subsection a) of item 7.07, taking into account the right to vote of the PARTICIPATING INTEREST corresponding to the leaving  OPERATOR.

b) In the case of subsections b), c), d) or e) of item 7.07, without taking into account the right to vote of the leaving OPERATOR.

7.09 ACQUISITIONS AND HIRINGS

When acquisitions and/or hirings exceed U$S 250,000, the OPERATOR shall send to the PARTIES for their information prior to the adjudication the specifications    established and the quotations received.

The PARTIES and their branch offices shall be entitled to bid in any Competitive Bid, and a bid of one PARTY or its subsidiary equal or better than any other bid shall be accepted with preference over a bid of a third party.  The PARTIES that made bids shall be entitled to equal the best price obtained.

ARTICLE 8
ANNUAL BUDGET

8.01 Sixty (60) days before the legal effect of an ANNUAL BUDGET elapses, the OPERATING COMMITTEE shall meet to approve the ANNUAL BUDGET corresponding to the next ANNUAL PROGRAMME.

8.02  The OPERATOR shall serve on each PARTY a draft ANNUAL BUDGET together with an explanatory Technical Report no later than ninety (90) days before the legal effect of the ANNUAL BUDGET elapses.  Each PARTY shall be entitled to offer modifications to the draft of ANNUAL BUDGET, which shall be considered at the respective meeting.

8.03 The meetings on budget topics shall commence no later than the fifth day following the day on which the draft of ANNUAL BUDGET was received. Said meetings shall be held in two stages:

a) The first stage shall take a maximum of fifteen (15) days and shall aim at exchanging opinions so that the PARTIES express their points of view and due harmonization of different criteria is achieved.

b) The second stage, which shall take a maximum of ten (10) days as from the expiration date of the term of the previous stage, shall aim at discussing and approving the ANNUAL BUDGET for the next period.

8.04 An approved ANNUAL BUDGET could be modified at any moment by the OPERATING COMMITTEE under the same conditions required for its approval and taking into account the provisions of paragraph 5.04. c) of Article 5.

8.05 The OPERATOR shall serve on the PARTIES the first ANNUAL BUDGET within thirty (30) days after the EFFECTIVE DATE of this CONTRACT.  The first ANNUAL BUDGET shall be approved by the OPERATING COMMITTEE within fifteen (15) days after its submission.

8.06 The OPERATOR agrees to carry out each ANNUAL PROGRAMME within the limit of the ANNUAL BUDGET, and shall not carry out any operation not included in an ANNUAL PROGRAMME, nor shall it incur any expenses during the budgeted period exceeding the amount stipulated in the ANNUAL BUDGET, except in the following cases:

a) If it were necessary to carry out an ANNUAL PROGRAMME, the OPERATOR may exceed any ANNUAL BUDGET up to a maximum of ten per cent (10%) of the updated total budget or up to a maximum of twenty per cent (20%) of each updated financial allotment, the amounts in excess not exceeding ten per cent (10%) of the updated total budget.  The decision on this subject shall be notified to the PARTIES as soon as possible.

b) In case of emergency, the OPERATOR may make such disbursements as deemed necessary for the performance of the CONTRACT and the protection of life or JOINT PROPERTY.  The OPERATOR shall notify said emergency disbursements to the PARTIES as soon as possible.

ARTICLE 9
CONTRIBUTIONS – EXPENSES AND INCOME

9.01 The PARTIES shall contribute, on a pro rata basis according to their respective PARTICIPATING INTERESTS, the sums necessary to pay all expenses of any kind that the OPERATOR must settle, in accordance with the terms of each approved ANNUAL BUDGET and ANNUAL PROGRAMME.

The OPERATOR shall keep a bank account exclusively for the operation, opened on behalf of U.T.E. and under U.T.E.’s C.U.I.T. number.

9.02 All expenses of any kind the OPERATOR must settle shall be charged to the JOINT ACCOUNT.

9.03 No later than five (5) working days in advance, the OPERADOR shall serve on each one of the PARTIES a monthly budget, opened every fortnight, stating the expenses foreseen for the next month and requesting the contribution corresponding to each one of the PARTIES.  This information may be sent by fax or email to the PARTIES.  The PARTIES shall pay this contribution no later than the first working day of the fortnight to which it will be charged.

9.04 Together with the detailed information of the expenses of the next month, the OPERATOR shall send to the PARTIES a report of the contributions and expenses paid during the preceding month.  In the event a positive balance resulted from the report, the exceeding contributions shall be employed in the JOINT OPERATIONS decreasing the requirements of contributions in the following periods, except when one of the PARTIES requests the reimbursement of the funds, within ten (10) days after receipt of the report; the reimbursement shall take place within five days after the request.  The request for reimbursement by one of the PARTIES shall bind the OPERATOR to pay back the excess to all the PARTIES.  In the event a negative balance resulted from the report, the PARTIES shall cover the difference within the banking hours on the first working day corresponding to the month being budgeted.

9.05 The OPERATOR shall be entitled to request additional contributions of funds from the PARTIES not provided for in the monthly budgets, but included in the ANNUAL BUDGET.  These contributions shall be made effective within three (3) days after being requested.

9.06 All the expenses to be paid by the OPERATOR in order to carry out the SOLE RISK OPERATIONS shall be contributed by the PARTIES participating in SOLE RISK OPERATIONS and entered in the SOLE RISK ACCOUNT according to the provisions of Annex “A”.

9.07 The PARTIES’ contributions shall be paid in Argentine legal currency, in DOLLARS or in any other currency requested for the operations.

ARTICLE 10
DEFAULT PAYMENT

10.01 In the event any of the PARTIES does not pay its contribution within the time limit fixed to that effect, the rest of the PARTIES shall rectify the default payment at the request of the OPERATOR within a term of five (5) working days after receipt of the notification and on a pro rata basis according to their respective PARTICIPATING INTERESTS.  The PARTY which refuses to pay the share of the default contribution corresponding to it shall be deemed in breach of this CONTRACT for all its purposes, and its default shall be rectified by the rest of the PARTIES on a pro rata basis according to their PARTICIPATING INTERESTS.  In all cases, arrears shall be automatic.

10.2 The default in paying the contribution shall have the following effects:

a) The PARTY in default shall not exercise the right to vote nor shall it attend the meetings of the OPERATING COMMITTEE nor of the subcommittees.

b) It shall not receive any report, statement, book and/or information of any kind related to the JOINT OPERATIONS.

c) It shall not receive its participating share in the NET PRODUCTION, the fifty per cent (50%) of which shall be used to pay off compensation to the complying PARTIES in accordance with their participating shares.  The other fifty per cent (50%) of the NET PRODUCTION shall be employed for the reimbursement provided for in 10.04.

d) It shall not receive any payment and/or reimbursement, either in cash or in kind, owed at the arrears date or owed while the default continues.

The amounts owed in Argentine legal currency shall be converted into DOLLARS according to the sell exchange rate at the market price of Banco de la Nación Argentina for transfers corresponding to the close of the day on which said amount was to be paid.  This amount converted into DOLLARS and all other unpaid sum in DOLLARS shall accrue interest able to be capitalized every thirty (30) days equivalent to the “prime rate” with more than seven (7) points quoted at the close of the date of default or at the close of each capitalization period, whichever is the case, by the Chase Manhattan Bank of New York, or other first class bank of the same market if said bank ceases quoting, as from the date of default and until the party in default pays the owed amount to the complying PARTIES, together with the accrued interest, notwithstanding greater damages caused by the default.  In case it corresponds, the Indirect Taxes levied on the interest and money receipts and/or partial payments applicable shall be added.

10.03 The complying PARTIES shall be paid the reimbursement of the substitutive contributions they made on behalf of the party in default out of: a) all income and credit that may be estimated in pecuniary value which may correspond to the latter; b) fifty per cent (50%) of the NET PRODUCTION that would have corresponded to the party in default as from the date of arrears and until the moment said party pays off the total amount of the debt.  The OPERATOR shall sell, at the request of the complying PARTIES and on behalf of and at the expense of the complying PARTY so requesting, the corresponding share of the fifty per cent (50%) of the PARTICIPATING INTEREST the PARTY in default has in the NET PRODUCTION, distributing among the complying PARTIES that request said sale the sums of money derived from those transactions, net of pertinent costs, expenses and commissions.  The appraisal of the crude oil that may have corresponded to the PARTY in default shall be established by the OPERATING COMMITTEE.  Furthermore, the PARTY in default shall acknowledge before the complying PARTIES the costs, expenses and commissions related to the sale of said production.

10.04 Assignment of PARTICIPATING INTEREST

In case the default continues for a period of a hundred and eighty (180) days and the amounts set forth in Article 10.04 are not enough for the complying PARTIES to recover the sums owed plus interest, each one of the complying PARTIES shall have the option to demand that the PARTY in default immediately assign to them its whole PARTICIPATING INTEREST.  Should said option be exercised by more than one complying PARTY, the PARTY in default shall immediately assign its PARTICIPATING INTEREST to each one of them in proportion to the PARTICIPATING INTERESTS they respectively have in the total amount of PARTICIPATING INTERESTS of all the complying PARTIES that have exercised the option.  In any case, the value of the assignment shall be the amount of the debt being paid off thereby.  The complying PARTY or PARTIES that decide to exercise the option before mentioned shall notify their decision to the PARTY in default and to all the other PARTIES expressly stating that their intention to have access to the PARTICIPATING INTEREST of the PARTY in default is exercised pursuant to the provisions of this Article 10.05.  The assignment shall take place free from all charge, encumbrance and/or lien on the PARTICIPATING INTEREST and at the expense of the PARTY in default.  The assignment shall have full legal effect when the complying PARTY notifies the PARTY in default that this option was exercised.

10.06 Rectification of the default payment

The PARTY in default shall have the right to rectify its default at any moment by paying directly to each complying PARTY all the sums owed, including the corresponding interest.  Should said rectification take place before the period of a hundred and eighty (180) running days mentioned in Article 10.05 elapses, the former shall be under no duty to assign its PARTICIPATING INTEREST.

10.07 Royalties

Notwithstanding the provisions of this article 10, the PARTY in default shall bear the cost of royalties corresponding to its share in the NET PRODUCTION.

ARTICLE 11
OWNERSHIP OF ASSETS

11.01 The assets acquired by the OPERATOR with relation to JOINT OPERATIONS shall be the JOINT PROPERTY of the PARTIES in proportion to their PARTICIPATING INTERESTS.

11.02 The assets acquired by the OPERATOR with relation to the execution of SOLE RISK OPERATIONS shall be the property of the PARTY or PARTIES participating in SOLE RISK OPERATIONS.  Once reversion took place, said assets shall be the PARTIES’ JOINT PROPERTY, pursuant to the provisions of paragraph 11.01.

ARTICLE 12
SOLE RISK OPERATIONS

12.01. SOLE RISK OPERATIONS shall comprehend those works for which the approval provided for in order to include them in an ANNUAL PROGRAMME was not obtained; said works may include without limitation: the drilling, completion, workover or deepening of a new well, or of any well that does not produce or which does not produce in convenient commercial quantities.

The proposed SOLE RISK OPERATIONS shall not be carried out when they affect the rights of the non-participating PARTIES, disrupt the execution of JOINT OPERATIONS or affect, directly or indirectly, the proven reserves under the JOINT OPERATIONS.

12.02 If one PARTY wishes to carry out a SOLE RISK OPERATION, it shall notify so in writing to the other PARTIES, attaching thereto the relevant project.  Within sixty (60) days after receiving this notification, the PARTIES shall communicate their intention to participate in the SOLE RISK OPERATION.  The absence of an answer within the stated period of time shall be considered as a refusal to participate in the project.

In the event all the PARTIES decide in time to participate in the SOLE RISK OPERATION, this operation shall be carried out as a JOINT OPERATION.

12.03 The PARTY participating in a SOLE RISK OPERATION shall commence the execution of the works within a hundred and eighty (180) days after the time period for notification set forth in 12.02 elapses and it shall continue said works without interruption until they are finished.  If said works are not commenced within the term established, the question shall be subjected again to the procedure provided for in the previous paragraph.

12.04 The SOLE RISK OPERATIONS shall be conducted by the OPERATOR on behalf of and at the expense of the participating PARTIES and in accordance with the relevant provisions of this AGREEMENT.

The PARTIES participating in SOLE RISK OPERATIONS shall bear in proportion to their participation in said SOLE RISK OPERATIONS all the expenses arising from said operations until REVERSION takes place.  To that effect, the OPERATOR, in its capacity of intermediary, shall make the relevant investments and expenses on behalf of and at the expense of the participating PARTIES, who shall act as principals to that effect.

If the SOLE RISK OPERATIONS are profitable, the participating PARTY shall be entitled to the repayment of:

a)	The total investment incurred in the SOLE RISK OPERATIONS.

b)	The accumulated cost of the operating and production expenses incurred by virtue of said operations.

c)
The highest tax on the gross income that may correspond due to the commercialization of the NET PRODUCTION derived from the SOLE RISK OPERATIONS and, in general, any other non-recoverable Tax borne by the participating PARTY as a consequence of the SOLE RISK OPERATIONS.

d)	The V.A.T. paid on the investments and expenses related to said operations.

The repayment shall be effected according to the share ascribed to the PARTICIPATING INTERESTS corresponding to the non-participating PARTIES.

The reimbursement shall be collected exclusively through the share in the NET PRODUCTION that corresponds to the non-participating PARTY, and in consequence, said right is conditional upon the existence of the production referred to before.

Once the items mentioned in a), b), c), d) are repaid, there shall rise in favor of the participating PARTY the right to a DIFFERENTIAL for the SOLE RISK  OPERATION, which shall be an amount equivalent to 200% of the sums mentioned in a), b) and c) (the “DIFFERENTIAL”).

The DIFFERENTIAL shall be collected exclusively through the share in the NET PRODUCTION that corresponds to the non-participating PARTY, and in consequence, said right is conditional upon the existence of the production referred to before.

The appraisal of the NET PRODUCTION shall be made taking into account the average of the actual prices obtained by the PARTIES in the sales of Hydrocarbons derived from the Area CNQ 11 – BAJADA DE PALO during the same month.  In the event there are no sales during said period for some of the participating PARTIES, for said PARTIES the values informed in the affidavits of royalties of the same Area shall be considered, subject to the relevant gravity and quality modifications.

In the event there is no accountable production in the referred period for the AREA CNQ – 11 BAJADA DE PALO, the appraisal of the net production shall be effected on the basis of the average value of the basin, and in a subsidiary way, the crude oil value of other basins could be extrapolated, duly revised to adapt it to the quality of the crude oil in question.

The value of the Hydrocarbons shall take into account the incidence on said value of the export duties, contributions to trusts created or to be created in the future and any other transfer of resources to the National, Provincial or Municipal Government or to similar legal entities that must be effected.

12.05. Up to the moment REVERSION takes place, the PARTIES participating inSOLE RISK OPERATIONS may use the facilities existing in the AREA OF
THE CONTRACT in order to carry out the SOLE RISK OPERATIONS.

12.06. The PARTIES that carry out SOLE RISK OPERATIONS shall release the non-participating PARTIES from all liability before third parties with respect to any event that takes place in relation to said SOLE RISK OPERATION up to the moment REVERSION takes place.

12.07. REVERSION shall be deemed effected when the value of the monthly appraisal of the PRODUCTION delivered by the non-participating PARTIES to the participating PARTIES is equivalent to the reimbursement of costs, expenses, taxes, investments and DIFFERENTIAL mentioned in covenant 12.04.

12.08. Once REVERSION is effected, all the PARTIES, as from that moment, shall share in the NET PRODUCTION and in all profits and expenses derived from the SOLE RISK OPERATIONS, in proportion to their respective PARTICIPATING INTERESTS set forth herein; and the materials, equipment and facilities of the SOLE RISK OPERATIONS shall receive equal treatment as the rest of the JOINT PROPERTY.

The PARTIES that have not participated in the SOLE RISK OPERATIONS may obtain the information and carry out the verifications they deem necessary with the purpose of determining whether REVERSION was effected.  In case there is more than one participating PARTY in SOLE RISK OPERATIONS, the NET PRODUCTION shall be distributed among them in equal proportion to the costs borne in the SOLE RISK OPERATIONS.

12.09. The participating PARTIES shall bear the Direct Taxes derived from the DIFFERENTIAL as well as the Indirect Taxes on the PRODUCTION given as payment by the non-participating PARTIES.  The non-participating PARTY shall not benefit from the Indirect Tax that is transferred to the participating PARTY.  In such a case, the amount borne by the participating PARTY shall be reduced up to the amount at which there is no profit for the non-participating PARTY.

12.10. The non-participating Parties shall bear the Indirect Taxes applicable to the DIFFERENTIAL and to the reimbursement of the items mentioned in 12.04.  Furthermore, said Party shall bear the Direct Taxes and royalties on the PRODUCTION given as payment to the participating PARTIES.

ARTICLE 13
ALLOCATION OF THE NET PRODUCTION

13.01 The OPERATOR shall extract, treat and transport the NET PRODUCTION up to the storage, measurement and delivery premises common to all the PARTIES, where the NET PRODUCTION shall be measured in accordance with the rules and methods set forth and it shall be delivered by the OPERATOR to the PARTIES in proportion to their respective PARTICIPATING INTERESTS to the sole effect of calculating the Value Added Tax, Article 4 of Act number 23349 as amended.  To all other legal or tax effect, said allocation shall be considered as a recovery in kind in total or as partial payment of the investments, costs and expenses incurred or to be incurred by the PARTIES for the extraction of the product.  In the case of the payment of royalties in kind, the OPERATOR shall act in accordance with the provisions of Article 20.

13.02 At the MEASURING AND DELIVERY POINT each PARTY, pursuant to the provisions of Article 4.05, shall have the right and obligation to receive the share of the NET PRODUCTION corresponding to its PARTICIPATING INTEREST, which shall be freely available in accordance with the terms and conditions set forth in Article 6 of Act number 17319 and Executive Orders number 1055/89, 1212/89, 1589/89 and 1216/90.  All cost incurred in the sale or separate disposition by any of the PARTIES of their proportional share in the NET PRODUCTION shall be borne by said PARTY.

13.03 If any of the PARTIES, due to any reason whatsoever, shall not receive and separately dispose in total or in part of its proportional share in the NET PRODUCTION within seventy-two (72) hours as from the moment the latter is at their disposal, the OPERATOR shall be entitled but under no obligation to dispose of said production and buy it for itself at the average price obtained for its sale in the three (3) months prior to the sale.  In the case it sells it to third parties on behalf of and at the expense of said PARTY, having all costs, expenses and commissions related to the sale been deducted, it shall deliver the corresponding income to the owner of the NET PRODUCTION sold.

13.04 Notwithstanding the provisions of Article 13.02, the OPERATOR and each one of the PARTIES may agree in writing that the former shall be in charge of the sale of the NET PRODUCTION on behalf of each one of the PARTIES.

13.05 The OPERATOR shall inform monthly the forecast of the NET PRODUCTION for the next 3 months.

ARTICLE 14
ASSIGNMENT OF RIGHTS

14.01 Any of the PARTIES may assign in all or in part their PARTICIPATING INTEREST subject to the following conditions:

14.01.01. The assignor shall notify all the other PARTIES at the same time its intention to assign its PARTICIPATING INTEREST, giving notice of the terms and conditions of the transaction and the identity of the party interested in making it legally effective.

  14.01.02. If the rest of the PARTIES as a whole do not reasonably object to the interested third party within thirty (30) days as from the receipt of the notification, the PARTIES shall have priority to acquire, in proportion to their PARTICIPATING INTERESTS, the share offered, under the same terms and conditions notified by the assignor.  Having said time period elapsed and no PARTY having issued a decision, the offer shall be deemed as rejected.

  14.01.03. If any of the PARTIES did not exercise the right to acquire the share offered within the time period set forth in 14.01.02, the remaining percentage of said share shall be offered again to the PARTIES who did exercise said right under the provisions of 14.01.02.  The percentage of the share offered again shall be accepted by the PARTIES within thirty (30) days of the re-offer.  Having said time period elapsed and no PARTY having issued a decision, the new offer shall be deemed as rejected.

  14.01.04. Should the PARTIES not accept the offer under the terms and conditions provided for in 14.01.02 and 14.01.03 if applicable, the assignor may freely assign its PARTICIPATING INTEREST or the share in such in favor of the proposed assignee.  In this case, the assignment shall become legally effective within a hundred and twenty (120) days after the time periods set forth in 14.01.02 and 14.01.03 have elapsed and in no more favorable terms than those notified to the PARTIES.  If the assignment does not become legally effective within the time period established, the assignor shall re-offer its PARTICIPATING INTEREST pursuant to the above-mentioned provisions.

14.02. The PARTIES may assign, at any moment, in all or in part their PARTICIPATING INTEREST to a BRANCH OFFICE in a direct way and without being subject to the procedure provided for in 14.01.  Notwithstanding this, with respect to the rest of the PARTIES, the assignment shall have effect as from the moment they are notified thereof, the PARTIES being entitled to request from the assignor and the assignee all the reports and documents they may deem relevant to evidence the condition of BRANCH OFFICE invoked by the assignor and/or assignee.

14.03. No PARTY shall encumber its PARTICIPATING INTEREST in no way whatsoever without the prior consent in writing of the other PARTIES.

14.04. In all cases, the assignor shall be joint and severally responsible with the assignee for the pending liabilities, of any kind whatsoever, that may apply to the assigned PARTICIPATING INTEREST at the moment of the assignment.

14.05. In all cases the assignment shall have the approval of the enforcement authority of Acts number 17319 and 26197.

ARTICLE 15
INSURANCE AND LITIGATIONS

15.01. Besides the insurance provided for in Annex “B”, the OPERATOR shall take out the insurance the OPERATING COMMITTEE so decides.

15.02. All compensation for damage caused by the JOINT OPERATIONS that is not covered by the insurance policies taken out, shall be satisfied by the PARTIES in proportion to their PARTICIPATING INTERESTS at the moment it takes place and/or arises.

15.03. For the SOLE RISK OPERATIONS, the OPERATOR shall take out on behalf of the PARTIES participating in such SOLE RISK OPERATIONS and at their exclusive expense the insurance set forth in Annex “B”, which shall include the non-participating PARTIES and the OPERATOR as insured parties.

15.04 The OPERATOR shall promptly notify the PARTIES about the claims and litigations that may be raised with reference to the JOINT OPERATIONS, and it shall solve, settle or defend all the claims and complaints derived from the JOINT OPERATIONS filed by third parties against the OPERATOR or the PARTIES.  Notwithstanding this, the OPERATOR shall not pay more than the equivalent to fifty thousand United States dollars (U$S 50,000) to settle any claim or complaint unless the OPERATING COMMITTEE authorizes a higher payment.  When the amount involved in any claim or complaint against the OPERATOR or the PARTIES exceeds said limit, the OPERATOR shall promptly request the assistance of the OPERATING COMMITTEE in this respect and shall comply with the directions issued by said committee.  Each PARTY shall be entitled to participate through its own lawyer and at its own expense in the transaction, solution or defense of any claim or complaint which may involve figures exceeding the amount stated.  However, all expenses incurred by the OPERATOR in suing, defending, settling or solving any claim in accordance with the directions of the OPERATING COMMITTEE shall be borne equally by the PARTIES and charged to the JOINT ACCOUNT.

ARTICLE 16
CONFIDENTIAL INFORMATION

16.01. The PARTIES and the OPERATOR bind themselves to keep strict confidentiality as regards the contents of this CONTRACT or of any prior or subsequent agreement, as well as any geological, geophysical, technical or other information, such as studies, assessments, including own interpretations, maps or reports based on the information that may be obtained during the execution of the JOINT OPERATIONS, except when the information must be disclosed:

a) by operation of an Act, norm, regulation and/or contract, or by order of a competent court;

b) to a branch office;

c) to external experts of a technical, legal or financial nature, as privileged information;

d) to a possible assignee or financial entity that may so require to grant guarantees or financing, only if it agrees in writing to deal with such information under the most strict confidentiality rules and not to disclose or allow the disclosure of such information to third parties.

16.02. The press releases related to JOINT OPERATIONS shall be unanimously agreed upon by the OPERATING COMMITTEE prior to their publication, being understood that none of the PARTIES shall be forbidden from releasing news or issuing reports to the press or carrying out presentations that may be required in order to comply with any law, governmental resolution or stock market norms to which the PARTIES are subject to.

ARTICLE 17
EXCLUSION AND ACCEPTANCE OF PARTIES

17.01. EXCLUSION

Any of the PARTIES may be excluded as a consequence of the sanctions for default payment provided for in Article 10 of the CONTRACT.

17.02. ACCEPTANCE

The acceptance of new PARTIES to U.T.E. may be effected by total or partial assignment of the PARTICIPATING INTERESTS of the PARTIES in favor of third parties or BRANCH OFFICES pursuant to Article 14 of the CONTRACT.

ARTICLE 18
RELATIONSHIP AMONG PARTIES

18.01 The rights and duties of the PARTIES shall be simply joint and not joint and several, each one of them being responsible only up to the limit of their PARTICIPATING INTEREST.

ARTICLE 19
TAX REGULATIONS

19.01 The PARTIES shall be subject to the tax legislation generally applicable in the Argentine Republic.  The TAXES applicable to the PARTIES as individual subjects shall be borne by each one according to the applicable legal regulations.

19.02. Each one of the PARTIES, separately, shall be responsible for determining and paying the TAXES that may correspond and, by reason of this, binds itself to keep the remaining PARTIES free from any damage, harm or liability suffered as a consequence of any claim the national, provincial or municipal treasury may file against the debtor or liable party.

19.03. The OPERATOR or the PARTY named by the law shall have the obligation to determine and pay the TAXES that correspond on any JOINT PROPERTY or JOINT OPERATIONS or those in which the legal taxpayer is U.T.E..  The total amount of TAXES paid in accordance with this Article by the OPERATOR or the PARTY, as the case may be, shall be charged to the JOINT ACCOUNT.

19.04. The tax on bank debits and credits shall be borne by the owner of each bank account or by the party responsible for the movement of funds in its own name or the party ordering the delivery of the funds in case they were delivered by a third party.

19.05. Upon prior notification to the JOINT OPERATING COMMITTEE no later than ten (10) days before the claim is filed, and if within five (5) days as from such notification no instructions are received, the OPERATOR may, by its own decision, file objections, claims, legal actions, complaints, motions or any other claim of an administrative or judicial nature with respect to the TAXES referred to in paragraph 19.03., with the purpose of maintaining the right to a just and fair taxation and not to be encumbered with unlawful and inadmissible tax duties or obligations, either procedural or substantive.

ARTICLE 20
ROYALTIES

20.01. Each PARTY shall be responsible for determining and paying to the Province of Neuquén, and in proportion to the volume of HYDROCARBONS extracted from its territory, the royalties on the value of the NET PRODUCTION that correspond to its PARTICIPATING INTEREST and in accordance with the provisions of the laws in force; the OPERATOR shall provide each PARTY with the necessary information reasonable time in advance.

20.02. Each PARTY binds itself to compensate for and keep free from harm and liability all other PARTIES against all and any loss, duty, complaint or harm suffered or incurred by reason of the non-fulfillment of the obligations imposed on it related to royalties.

20.03. Should the payment of royalties be effected in kind, the OPERATOR shall, before delivering the NET PRODUCTION to each PARTY, withhold the percentage of the NET PRODUCTION each one of them is bound to allocate for the payment of its royalties, each PARTY having to bear in proportion to their PARTICIPATING INTEREST the expenses implied by this method of payment.

20.04. Should the payment of royalties be effected in cash, its settlement and payment shall be effected in accordance with the legal provisions in force.

ARTICLE 21
ACT OF GOD OR FORCE MAJEURE

21.01. In the event an ACT OF GOD or FORCE MAJEURE takes place, the compliance with the relevant obligation shall be suspended for all the time period during which the preventing fact subsists.  The compliance with the obligation suspended due to an ACT OF GOD or FORCE MAJEURE shall become effective in a reasonable time, immediately after the preventing fact has disappeared.

Under no circumstances may an ACT OF GOD or FORCE MAJEURE be relied upon to suspend the fulfillment of an obligation to give sums of money whether they are the legal currency of the Argentine Republic or not.

21.02. In case one PARTY is affected by an ACT OF GOD or FORCE MAJEURE, it shall promptly notify the other PARTIES, specifying the relevant ACT OF GOD or FORCE MAJEURE; it shall also notify when the compliance with the obligation becomes effective again because said ACT OF GOD or FORCE MAJEURE has ceased.

ARTICLE 22
APPLICABLE LAW, JURISDICTION AND ARBITRATION

22.01. APPLICABLE LAW

The CONTRACT shall be subject to and interpreted pursuant to the laws of the Argentine Republic in force at the EFFECTIVE DATE of the CONTRACT.

22.02. INTERPRETATION

For interpretation purposes of the CONTRACT the following order of priority is established:

a)	the CONTRACT, its Annexes and the modifications the PARTIES may agree upon;

b)	the documents the PARTIES may exchange during the execution and performance of the CONTRACT.

22.03. ARBITRATION

22.03.01 The parties shall solve in good faith all question or dispute that may arise from or in relation to the CONTRACT and shall try to reach a satisfying agreement on those questions and disputes.

22.03.02 In case the PARTIES’ representatives do not reach a satisfying agreement on the respective question or dispute in relation to the CONTRACT, they shall submit to the highest authorities of each one of the PARTIES all the records and evidence relevant to the disputed question so it can be resolved at such level.

22.03.03 If once the steps provided for in 22.03.01 and 22.03.02 have been complied with, the argument still subsists, any of the PARTIES shall be entitled to request that the arguments arising while this CONTRACT is in force be submitted to arbitration, in accordance with the Conciliation and Arbitration Regulations of the International Chamber of Commerce, before a board of one or more arbitrators appointed by virtue of said Regulations.  The arbitration award shall not be subject to appeal.  To that effect, it is agreed that the seat of the arbitration shall be the City of Buenos Aires, and the arbitration procedure shall develop in Spanish.

22.03.04 All technical dispute related to the JOINT OPERATIONS that may arise among the PARTIES, before applying the procedure provided for in 22.03.03, shall be raised and dealt with in good faith by the PARTIES in the OPERATING COMMITTEE.  If it is necessary, the PARTIES may agree to hire an expert in the disputed matter in order to issue an opinion on the subject.  The term “technical dispute” shall mean all question whose solution substantially depends on establishing facts or circumstances related to a specific art or profession.

ARTICLE 23
LEGAL DOMICILES AND NOTICES

23.01. The PARTIES establish legal domicile as follows:

Petrolera Entre Lomas S.A.:
H. Bouchard 680, floor 18
Buenos Aires
Argentine Republic
Attention: Ruben Kondratzky
Fax number: 4313-4260 extension number 197 or 196

Apco Argentina Inc., Argentine Branch:
del Libertador Ave. 498, floor 26
Buenos Aires
Argentine Republic
Attention: Ernesto A. Hermo
Fax number: 5277-1810

Petrobras Energía S.A.:
Maipú 1, floor 22
Buenos Aires
Argentine Republic
Attention: Guillermo Miguez
Fax number: 4344-6397

23.02. All notices shall be effected by any reliable means and sent to the legal domiciles set forth in item 23.01 hereinbefore.

23.03. Should any PARTY change its legal domicile for notification purposes, it shall communicate so in writing to the others ten (10) days in advance.

ARTICLE 24
TERMINATION OF THE CONTRACT

24.01. The CONTRACT shall be terminated as follows:

a) Expiration of the term provided for in Article 3.

b) Subsequent frustration of the CONTRACT, expressly stated by the OPERATING COMMITTEE upon the unanimous vote of the PARTIES.

c) Unanimous consent of the PARTIES.

d) Exclusion of PARTIES which reduces the number of PARTIES to one.

The CONTRACT shall not be dissolved or terminated in case of adjudication in bankruptcy of any of the PARTIES.  In this case, the rest of the PARTIES shall agree on the means to comply with the obligations corresponding to the PARTY adjudged in bankruptcy.

24.02. Upon the termination of the CONTRACT, it shall be settled pursuant to the applicable legal provisions.  The OPERATOR shall be in charge of said settlement, and it shall have the power to carry out all acts inherent to the settlement on behalf of the PARTIES, under the directions and supervision of the OPERATING COMMITTEE.

ARTICLE 25
MISCELLANEOUS

25.01. Except when expressly stated to the contrary, the time periods stated in this CONTRACT shall be counted as running days.

[Initials]

ANNEX “A”
ACCOUNTING PROCEDURE
AREA “BAJADA DEL PALO”

ARTICLE 1
GENERAL PROVISIONS

1.01 Purpose

The purpose of the ACCOUNTING PROCEDURE is to keep equitable methods to determine charges and credits applicable to the JOINT ACCOUNT which truly reflect the actual costs and the Financial Situation of the JOINT OPERATIONS.  This ACCOUNTING PROCEDURE shall be applicable both to the JOINT OPERATIONS and to the Sole Risk Operations carried out by the OPERATOR.  However, the PARTIES agree that if at any moment or from time to time any of said methods turns out to be unfair or not equitable for the OPERATOR or the other PARTIES, the PARTIES shall meet and, in good faith, make an effort to agree on changes in the methods deemed necessary in order to rectify all unfairness or inequality.  Once the changes have been agreed upon unanimously by the PARTIES, they shall be registered complying with the applicable formalities and in writing and they shall become an integral part of this ACCOUNTING PROCEDURE.  Furthermore, if any of the specific mechanisms of this ACCOUNTING PROCEDURE, including without limitation procedures for the transfer of funds, turns out to be burdensome or oppressive for any of the PARTIES, the PARTIES shall meet and consult in good faith with the objective of considering and trying to relieve said PARTY from such burden without binding, however, the PARTIES not affected to accept mechanisms that may have a negative effect on themselves.  The ACCOUNTING PROCEDURE shall be wholly in accordance with the technical and legal rules applicable to the activity.

10.02. Conflict with the CONTRACT

In the event of conflict between the specifications of this ACCOUNTING PROCEDURE and the provisions of the CONTRACT to which this ACCOUNTING PROCEDURE is attached, the provisions of the CONTRACT shall prevail.

10.03. Definitions

The definitions in Article 1 of the CONTRACT to which this ACCOUNTING PROCEDURE is attached shall apply to this ACCOUNTING PROCEDURE and shall have the same meanings when used herein.  Whenever the term FISCAL YEAR is mentioned in this annex, it shall have the same meaning and scope as the definition of BUDGET YEAR in item 1.03. of the CONTRACT.

1.04. Registration as JOINT ACCOUNT

1.04.01 Pursuant to the provisions of Article 378, subsection 12, of Act number 19550, as amended by Act number 22903, the OPERATOR shall keep according to the formalities set forth by the Commerce Code the books with revenue stamps attached on behalf of U.T.E. that the nature and importance of the common activity may require.

1.04.02 The OPERATOR shall at all moment keep truthful and correct records of the production and disposition of all HYDROCARBONS, investments, costs and expenses, and credits under the CONTRACT, of all JOINT PROPERTY as well as any further data necessary or appropriate for settling accounts among the PARTIES to the CONTRACT with relation to their rights and obligations under the CONTRACT, and to enable the PARTIES to comply with the laws of the Argentine Republic.  Said records shall be open to inspection and copy by authorized representatives of the other PARTIES prior consent of the applying PARTY and the OPERATOR.  All accounting records shall be expressed according to the accrual method, in Spanish, in the Argentine legal currency and in United States dollars.  Each PARTY to the CONTRACT is responsible for keeping its own accountability and tax returns of those encumbrances in relation to which the PARTIES are individual taxpayers with the aim of complying with any governmental requirement as regards the operations under the CONTRACT and pursuant to the provisions therein established.  The OPERATOR shall provide the accounting information necessary for the PARTIES to comply with said duties.

1.05. Monthly reports

1.05.01. The OPERATOR shall submit to each PARTY before the eighth (8) working day of each calendar month reports on the investments, costs and expenses and credits entered in the JOINT ACCOUNT during the previous month, stating their nature through an appropriate classification.  The OPERATOR shall prepare these monthly reports on the basis of its own accounting planning.  The OPERATOR shall prepare and deliver to the PARTIES:

i. A Historical statement of Estate Situation expressed in Argentine pesos    and in dollars, and the Historical Income Statement expressed in Argentine pesos and in dollars with the aim of allowing the follow-up of the financial economic situation of U.T.E. under the management of the OPERATOR, all of this in accordance with the close of the FISCAL YEAR of the OPERATOR.

ii. A Statement of Financial Income and Expenses of the JOINT ACCOUNT expressed in Argentine pesos and in dollars.  Said Statement shall keep record of the income derived from the PARTIES’ contribution and other income if any, and a record of the expenses classified according to their nature.  The information contained in this Statement shall arise from the records of the JOINT ACCOUNT.

1.05.02. The other PARTIES shall not receive on a regular basis copies of invoices or other supporting documents related to expenses incurred by the OPERATOR.  As an exception, upon request and at the expense of any of the PARTIES, the OPERATOR shall provide the requesting PARTY with copies of invoices and any other supporting document available used for registration in the JOINT ACCOUNT.

1.06. Payments and payments in advance effected by the PARTIES

Upon the approval of any ANNUAL PROGRAMME and BUDGET, if so requested by the OPERATOR, each PARTY shall pay in advance its share of the required funds estimated for the JOINT OPERATIONS of the following month, under the procedure of Article 9.03 of the CONTRACT.  The payments in advance shall take place on or before the maturity date provided for in each request of funds.  In case these payments are not satisfied by the maturity date, then the procedures for payment default referred to in Article 10 of the CONTRACT shall apply.  The payments shall be effected in the currency requested by the OPERATOR in accordance with Article 9.07 of the CONTRACT or in any other currency previously agreed upon by the OPERATOR and the other PARTIES.

1.07. Foreign currency conversion

1.07.01. All record in the JOINT ACCOUNT of any conversion between the DOLLAR or any other foreign currency and the Argentine legal currency shall be according to the sell exchange rate of the currency being converted into, in accordance with the market price of the Banco de la Nación Argentina for transfers at the close of the day of the transaction.  This exchange rate shall be applicable in a free exchange market.  Contrarily, the exchange rate best reflecting reality shall be determined.

1.07.02. In converting currencies that affect JOINT OPERATIONS it is intended that none of the PARTIES have profits or losses at the expense or in favor of the other PARTIES.  Any profit or loss suffered by the OPERATOR shall be credited or charged to the JOINT ACCOUNT.

1.08. Adjustments

Any advance payment whatsoever shall not prevent any PARTY from exercising the right to object to or question its accuracy.  All the reports and account statements delivered to the PARTIES by the OPERATOR during any FISCAL YEAR shall be deemed conclusively truthful and correct after a time period of twelve (12) months has elapsed as from the closing of the FISCAL YEAR during which said reports and account statements were delivered, except when within said term of twelve (12) months a PARTY submits an objection in writing requesting the OPERATOR to make the corresponding adjustment.  In the event no PARTY submits a claim to the OPERATOR requesting an adjustment within said time period, the accuracy of said reports and account statements shall be deemed established and any further submission of objections thereto or adjustment claims thereon shall not be allowed.  No adjustment in favor of the OPERATOR shall be made unless it is submitted within the same period prescribed.  The provisions of this paragraph shall not disallow the adjustments derived from a physical inventory of the MATERIALS pursuant to Article 8 of this ACCOUNTING PROCEDURE.

ARTICLE 2
DIRECT CHARGES

The OPERATOR shall charge to the JOINT ACCOUNT all costs and expenses directly related to JOINT OPERATIONS.  Without limiting the general scope of the aforementioned, chargeable costs and expenses shall include:

2.01. Licenses, permits and easements

All direct cost, if any, by reason of the acquisition, renewal or abandonment of all surface rights, licenses or permits acquired and maintained in effect for JOINT OPERATIONS.

2.02. Employment costs and the like

2.02.01 Wages, salaries, remunerations and fees of:

a) The employees of the OPERATOR and its SUBSIDIARIES and the independent contractors hired by the OPERATOR that work exclusive and permanently in connection with JOINT OPERATIONS.  These costs shall be evidenced by the records of wages and salaries and invoices for fees, as the case may be.

b) The employees of the OPERATOR and its SUBSIDIARIES that work on a temporary basis in projects directly related to JOINT OPERATIONS.

c) The independent contractors hired by the OPERATOR to work on a temporary basis in projects that directly benefit JOINT OPERATIONS.

The costs set forth in (b) and (c) shall be calculated on an hourly based amount according to the monthly remuneration and the number of hours actually worked during the month, in the case of employees of the OPERATOR or its SUBSIDIARIES, or according to the invoiced amount for fees, in the case of independent contractors, in effect at the moment of the execution of the works.  They shall be charged to the JOINT ACCOUNT according to the actual time spent and shall be evidenced by daily time charts. Moreover, they shall have been specifically included in the approved ANNUAL PROGRAMME and BUDGET.

2.02.02. The cost for the OPERATOR of public holidays, vacations, sickness leaves, disability benefits, maintenance and dwelling allowances, traveling time expenses, bonuses and other customary allowances applicable to wages and salaries chargeable in accordance with this ACCOUNTING PROCEDURE, as well as the costs for the OPERATOR of the benefits for employees, including but not limited to, collective life insurance contributions, medical aid contributions, pension contributions, bonuses and other similar benefits applicable to the employment costs of the OPERATOR in accordance with the OPERATOR’S customary practices.  Said costs shall be charged on an actual basis to the amount of wages and salaries chargeable under this Article 2.02.

In case a percentage basis on the amount of salaries chargeable to the JOINT ACCOUNT is used, the percentage shall be based on the legal provisions in effect and on the ordinary practices of the OPERATOR.

2.02.03. The costs arising from employer’s contributions made in accordance with the encumbrances laid by a government authority applicable to the employment costs of the OPERATOR by reason of wages and salaries pursuant to this Article 2.02.

2.02.04. Reasonable traveling and representation expenses of those employees and contractors whose wages and salaries are chargeable to the JOINT ACCOUNT under this Article 2.02.

2.02.05. Training expenses of the staff working for the benefit of JOINT
OPERATIONS.

2.02.06. The cost of the OPERATOR due to the transfer of employees to and from the vicinity of the AREA or the place where the employees shall reside or work.  Said transfer costs shall include the transportation of employees, their families, personal and home chattels belonging to the employee and their family, traveling costs, and all other similar expenses in accordance with the OPERATOR’S customary practices.  The costs of relocation of the OPERATOR’S employees moved to another work place under the OPERATOR’S control shall not be chargeable to the JOINT ACCOUNT.

2.03. MATERIALS

The cost of the MATERIALS purchased or supplied by the OPERATOR for the JOINT ACCOUNT.  Said costs shall include export commission agents’ fees, transportation charges, fees for loading and unloading, export and import duties and fees for licenses related to obtaining MATERIALS and equipment, dispatch, packing and port dues and expenses, and losses in transit, if any, not covered by insurance.  Only the MATERIALS required for an efficient and economic operation shall be chargeable to the JOINT ACCOUNT taking into account the distance from the source of supply and the time required for the receipt of the MATERIALS in far away locations.

2.04. Transportation

The transportation of staff and MATERIALS necessary for the JOINT OPERATIONS.  If the MATERIALS are transported to the AREA from a warehouse or other premises of the OPERATOR, no cost shall be charged to the JOINT ACCOUNT for a distance greater than the existing one between the closest place of delivery of MATERIALS by the habitual supplier or trustworthy supplying store and the AREA warehouse, unless so agreed upon by the PARTIES.  In case non-used MATERIALS are transported to the warehouse or other storage premises of the OPERATOR, no cost shall be charged to the JOINT ACCOUNT for a distance greater than the existing one up to the place of delivery of the habitual supplier or trustworthy supplying store, unless so agreed upon by the PARTIES.  No cost shall be charged to the JOINT ACCOUNT for the transportation of MATERIALS to other premises belonging to the OPERATOR, unless so agreed upon by the PARTIES.

2.05. Services

The actual cost of services, special studies and equipment hired from outside sources and/or hired from the PARTIES and/or their SUBSIDIARIES and which are not covered by Articles 2.06 and 2.11, including without limitation, the services of professional or technical assistants directly related to the JOINT OPERATIONS and the services of independent contractors mainly responsible for the execution, under the general direction and supervision of the OPERATOR, of geological and geophysical exploration operations and exploitation operations such as well drilling, completion and workover, assembly and maintenance of facilities and development and general maintenance of the exploitation.

2.06. Equipment and facilities belonging exclusively to the OPERATOR

The charges for equipment, facilities and services belonging exclusively to the OPERATOR, on the basis of their actual use in the JOINT OPERATIONS in accordance with the prices corresponding to the ownership and operation cost, but not exceeding the prevailing prices at said moment for similar services and equipment in the area in which the JOINT OPERATIONS are carried out.  Upon request, the OPERATOR shall provide the PARTIES with a price list and its application basis.  Said prices shall be modified from time to time if they happen to be excessive or insufficient.  The drilling tools and other equipment lost in a well or broken down for good may be charged at an agreed value taking into account the depreciation rate and the transportation cost to deliver a similar equipment at that place.

2.07. Insurance

The insurance premiums paid by virtue of the insurance provided for in Article 15 of the CONTRACT and taken out for the benefit of the JOINT OPERATIONS, together with all expenses and compensation amounts originated and paid and all losses, claims and other expenses that have not been covered by insurance companies.  All actual expenses incurred and paid by the OPERATOR due to accidents for which insurance was not provided for by the program mentioned in Article 15 of the CONTACT and approved by the OPERATING COMMITTEE shall also be charged to the JOINT ACCOUNT.

2.08. Environmental protection

The costs incurred to satisfy environmental and ecological requirements in accordance with laws and regulations applicable to the JOINT OPERATIONS, including studies and collection of data about the environment and proceedings and facilities established for pollution control.

2.09. Damages and losses suffered by the JOINT PROPERTY

Notwithstanding the liabilities set forth in Article 7.02 of the CONTRACT, all costs and expenses necessary to replace the JOINT PROPERTY or repair damages or losses suffered by it and not covered in total or in part by the insurance taken out at the expense of the JOINT ACCOUNT, the OPERATOR shall provide the PARTIES with a written notice about the damages and losses suffered exceeding the sum of fifty thousand DOLLARS (U$S 50,000) as soon as possible after the report thereof was received by the OPERATOR.  All losses exceeding the sum of five thousand DOLLARS (U$S 5,000) shall be listed separately in a monthly report of costs and expenses.

2.10. Offices, camping sites and other facilities

The net maintenance cost of any OPERATOR’S offices, sub offices, camping sites, warehouses, dwellings and other facilities rendering direct services to the JOINT OPERATIONS.  In case those facilities render services to other operations besides the JOINT OPERATIONS, and the charges cannot be assessed as direct charges of the served operations, the OPERATOR shall propose and the OPERATING COMMITTEE shall approve the distribution of the costs among all those operations on a pro rata basis according to the respective actual cost and effort.

2.11. Litigation and legal costs

All costs and expenses due to litigation or legal services by any means necessary or appropriate for the protection of the JOINT OPERATIONS, including attorneys’ expenses and fees, together with all the court judgments that may correspond against the PARTIES or any of them as a consequence of the JOINT OPERATIONS, and the actual costs incurred by one PARTY or PARTIES to the CONTRACT to collect evidence with the aim of defending themselves against any legal action or complaint filed against the JOINT ACCOUNT or the covenants of the CONTRACT.  If so agreed by the PARTIES, the legal actions or complaints affecting the JOINT OPERATIONS under the CONTRACT may be dealt with by the legal department of one or any of the PARTIES to the CONTRACT and the corresponding cost of providing said services may be charged to the JOINT ACCOUNT, but no charge shall be made until previously approved by all the PARTIES.

2.12. Taxes and duties

The value of all taxes in general paid or originated in favor of the JOINT OPERATIONS, excluding those corresponding to each one of the PARTIES as individual taxpayers.

2.13. Emergency disbursements

All disbursements provided for in Article 7.06 of the CONTRACT, including interest for the period between the day of the disbursement and the day on which the request for funds shall be satisfied in accordance with the term provided for in Article 9.07 of the CONTRACT or the day on which it is effectively satisfied, whichever arrives first in favor of the OPERATOR, which periods shall be calculated on the basis of the value of the disbursements expressed in DOLLARS or their equivalent in DOLLARS at the exchange rate applying at the moment of the disbursements and one and a half time (1.5) the “prime rate” set forth in Article 10.03 of the CONTRACT.  The immediate term set forth in Article 7.06 of the CONTRACT for the request of funds shall be the day following the day when the disbursement took place.

2.14. Other disbursements

Any other costs and expenses incurred by the OPERATOR that are necessary for the appropriate execution of the JOINT OPERATIONS in accordance with the  approved ANNUAL PROGRAMME and BUDGET and which are not provided for in this Article 2 or in Article 3.

ARTICLE 3
INDIRECT CHARGES

3.01. Monthly percentage charge

The JOINT ACCOUNT shall be monthly charged with the services and actual costs of staff, and office costs thereto related, who has a position in relation with direction, managerial, administrative, legal, accounting, purchase, treasury, taxation, industrial relations, computing services, financial and administrative, and office service tasks and any other general position in favor of the JOINT OPERATIONS, provided that they are not included in Article 2 “Direct Charges”.  This charge shall cover the services and costs of all the staff and headquarters of the OPERATOR and OPERATOR’S SUBSIDIARIES not subject to any other provision in the other articles of this ACCOUNTING PROCEDURE.

ARTICLE 4
CREDITS TO THE JOINT ACCOUNT

The OPERATOR shall credit the following to the JOINT ACCOUNT:

a)	Regular and additional contributions of funds paid by the PARTIES to satisfy the needs of the JOINT OPERATIONS.

b)
Collection of insurance, credits upon adjustments received from the insurance company and others, including the repayment of premiums, compensation or any other disposition of assets of the insurance company in favor of the JOINT ACCOUNT, with reference to premiums charged to the JOINT ACCOUNT.

c)	Compensation received due to a litigation outcome favorable to U.T.E.

d)	Any other credit arising from transactions, contracts or sales previously authorized by the OPERATING COMMITTEE and/or the CONTRACT and in this ACCOUNTING PROCEDURE.

ARTICLE 5
ACQUISITION OF MATERIALS AND EQUIPMENT

5.01. Purchases

The MATERIAL required for the joint operations shall be purchased and charged directly to the JOINT ACCOUNT.  The MATERIALS and equipment purchased shall be charged at the net prices paid by the OPERATOR; however, said prices shall not exceed those prevailing in the habitual transactions in the open market.  The price of the MATERIALS and equipment purchased shall include such items as export commission agents’ fee, transportation charges, fees for loading and unloading, import duties and fees for licenses related to obtaining MATERIALS and equipment, and the taxes in force.  The prices paid for purchases from SUBSIDIARIES of any of the PARTIES shall be subject to the approval of the OPERATING COMMITTEE and shall be competitive in relation to those prevailing in the habitual transactions in the open market.

5.02. Transfers

The OPERATOR or one PARTY may supply the JOINT ACCOUNT withMATERIALS of their own stock under the following conditions:

5.02.01 New MATERIALS (Condition “A”): The new MATERIAL transferred from the warehouse or other premises of the OPERATOR or a PARTY shall be appraised at the replacement cost provided that said cost shall not exceed the international prices for MATERIAL of similar quality supplied under conditions similar to those prevailing at the moment said MATERIAL was supplied plus the necessary expenses for its delivery at the operation site.

5.02.02 Second-hand MATERIAL (Conditions “b” and “c”):

a) MATERIAL and equipment in good working condition and adequate to be used without prior repair or reconditioning shall be classified as condition “B” and, with the exception of the provisions hereinafter, appraised at seventy-five per cent (75%) of the market price of a similar new MATERIAL located at the operation site.

   b) MATERIAL and equipment not fulfilling the requirements of Article 5.02.02. (a) but which may be adapted for their use after repair or reconditioning shall be classified as Condition “C” and appraised at fifty per cent (50%) of the market price of a similar new MATERIAL located at the operation site.

c) The MATERIAL that cannot be classified either as Condition “B” or Condition “C” shall be appraised at a value corresponding to its use.

d) Tanks, towers, buildings and other MATERIAL items that involve assembly costs, if transferred not assembled, shall be classified according to their condition under this Article 5.02.02. and appraised on the basis of a new similar not assembled MATERIAL.

e) MATERIALS and equipment including drill pipe, casing and tubing, which are no longer likely to be used for their original purpose but which are still likely to be used for any other purpose shall be classified according to their condition under the provisions of this Article 5.02.02 and appraised on the basis of the market price for new items normally used for said other purpose if they are sold to third parties, and if retained in the JOINT ACCOUNT, appraised at a price not higher than their depreciated value.

The new price, provided that it is used under this Article 5.02.02, shall have the same meaning and shall be determined pursuant to Article 5.02.01.

5.03. Increased prices

Whenever the MATERIAL is not easily obtained at posted or list prices due to national emergencies, strikes or other unusual causes over which the OPERATOR has no control, the OPERATOR may charge the required MATERIAL to the JOINT ACCOUNT according to the actual cost the OPERATOR must incur to supply said MATERIAL, adapt it for its use, and transfer it to the AREA, provided that it has previously notified the PARTIES in writing about the purchase of said MATERIAL for the JOINT ACCOUNT.  Each PARTY shall have the right to decide and notify the OPERATOR within ten (10) days after receipt of the OPERATOR’S notification to supply in kind, in total or in part, its share of said MATERIAL provided that it is appropriate to be used and acceptable for the OPERATOR.

5.04. Guarantee of the MATERIAL supplied by the OPERATOR

The OPERATOR shall not guarantee the MATERIAL supplied beyond the guarantee provided by the distributor or manufacturer.  In case of defective MATERIALS, no credit shall be charged until the adjustment has been received by the OPERATOR from the manufacturers or their agents.

5.05. Return of MATERIAL to the warehouses of the JOINT OPERATIONS

The MATERIAL returned by the operating sectors to the warehouses of the JOINT OPERATIONS shall be discharged from the account they were originally charged to and shall be appraised under the provisions of Article 5.02.

ARTICLE 6
DISPOSAL OF MATERIALS AND EQUIPMENT OF THE JOINT PROPERTY

The OPERATOR shall not be bound to purchase the interest of the PARTIES in exceeding MATERIALS, either new or second-hand.  Unless the removal of the exceeding equipment and MATERIAL is otherwise restricted in the CONTRACT, the OPERATOR shall enter in the account the disposal of the exceeding equipment and MATERIAL under the provisions of this Article 6.

6.01. MATERIAL purchased by the OPERATOR or the PARTIES

a) In case the OPERATOR sells exceeding MATERIALS to one of the PARTIES, it shall get the prior approval of the other PARTIES.

b) The value of the MATERIALS and equipment transferred to any of the PARTIES shall be credited to the JOINT ACCOUNT at its net value.

c) The MATERIALS and equipment transferred to any of the PARTIES shall be paid by the acquiring PARTY within five (5) working days of receipt of the relevant invoice.  The OPERATOR shall immediately enter a credit for the payment thereof in the monthly report.

6.02. Division in kind

When the MATERIALS and equipment are divided in kind between the OPERATOR and the PARTIES, the value of the MATERIALS and equipment so divided shall be charged individually to each PARTY in proportion to their PARTICIPATING INTEREST and the corresponding credits shall be entered in the monthly report.

6.03. Sales to third parties

The sales to third parties of MATERIALS or equipment with an original value of a hundred thousand DOLLARS (U$S 100,000) or more shall take place with the consent of the PARTIES with reference to both the conditions and the price, and once the sales are carried out, the proceeds shall be credited by the OPERATOR the amount being the total sum received from the buyer.  Any claim from the buyer in relation to defective MATERIAL or any other cause shall be entered again provided that it is paid by the OPERATOR.

6.04. Disposal of scrap metal

The OPERATOR, on its own name and on behalf of the PARTIES, shall be entitled to remove from the AREA and dispose of the scrap metal and surplus MATERIAL.  The net income arising from the sale or transfer of all those MATERIALS shall be credited in the monthly report.

ARTICLE 7
PRICE BASE OF MATERIALS TRANSFERRED FROM THE JOINT ACCOUNT

The MATERIALS and equipment transferred to the OPERATOR or to the PARTIES or divided in kind between them, unless otherwise agreed, shall be appraised on the price and condition base set forth in this Article 7.

7.01. New MATERIAL

The new MATERIAL and equipment (Condition “A”) acquired for the JOINT ACCOUNT but not used shall be appraised at hundred per cent (100%) of the market price for new MATERIALS and equipment.

7.02. Second-hand MATERIAL

a) The MATERIALS and equipment in good working condition and adequate to be used without prior repair or reconditioning shall be classified as condition “b” and, with the exception of the provisions hereinafter, appraised at seventy-five per cent (75%) of the market price of similar new MATERIALS.

b) The MATERIALS and equipment not fulfilling the requirements of Article 7.02. a) but which, if repaired or reconditioned, satisfy the requirements for the MATERIAL under Condition “B” shall be classified as Condition “C” and, with the exception of the provisions hereinafter, appraised at fifty per cent (50%) of the market price of similar new MATERIALS.  When the OPERATOR wishes a transfer of MATERIAL under Condition “c”, the repair and reconditioning costs shall be charged to the JOINT ACCOUNT.  The value of the MATERIAL shall be that of Condition “B” (75%), or that of Condition “C” plus the actual reconditioning cost when the addition of these is higher than the value of the MATERIAL under Condition “B”.

c) The MATERIALS and equipment, including drill pipe, casing and tubing, which are no longer likely to be used for their original purpose but which are still likely to be used for any other purpose shall be classified according to their condition under the provisions of Article 5.02.02.

d) The useless and surplus MATERIALS shall be considered as scrap metal, classified as Condition “D” and, if transferred to any of the PARTIES, appraised at the prevailing prices for scrap metal in the zone where the AREA is located.

e) In those cases in which more important pieces of equipment, due to unusual circumstances or conditions, cannot be classified regarding their condition pursuant to Article 5.02.02., said pieces shall be appraised by the OPERATOR on a just and equitable basis.

f) The new price, provided that it is used under this Article 7.02., shall have the same meaning and shall be determined pursuant to Article 5.02.01.

ARTICLE 8
INVENTORIES AND AUDITING

8.01. Regular inventories

The OPERATOR shall keep detailed records of the MATERIALS existing in warehouses.  At reasonable intervals, but no less than once every twelve (12) months, the OPERATOR shall take inventories of all the warehouses stock of the JOINT ACCOUNT normally subject to accounting records with the purpose of controlling the MATERIAL.

Furthermore, at least once a year, the PARTIES shall agree on the physical counting of the HYDROCARBONS extracted and not delivered at the date of the counting.  The OPERATOR shall notify in writing at least thirty (30) days in advance its intention to take said inventories in order to allow the PARTIES to be present or represented, at their exclusive expense, whenever an inventory is taken; the PARTIES shall accept the inventory taken by the OPERATOR in case they were not represented at the moment of the inventory.  Within sixty (60) days as from the physical counting, the OPERATOR shall carry out a comparative examination of the physical counting and the detailed records of the inventory and/or the accounting records, and a list of surpluses and shortages shall be given to the PARTIES and the OPERATING COMMITTEE.

The OPERATOR shall record the inventory in the JOINT ACCOUNT as surpluses and shortages.

The OPERATOR shall only be responsible before the PARTIES for the shortage owed to a lack of reasonable diligence.  Upon the termination of the CONTRACT, the PARTIES shall take inventories of the MATERIALS kept in warehouses and which are owned by the JOINT ACCOUNT, distributing them among themselves according to their PARTICIPATING INTERESTS.  The CRUDE OIL of the AREA kept at gathering batteries, in the pipelines that lead from there to the storage tanks or in the storage tanks shall be distributed among the PARTIES according to their PARTICIPATING INTERESTS.

8.02. Special inventories

Whenever a change in the PARTICIPATING INTERESTS in the CONTRACT takes place due to an assignment, the assignor or assignee may, at their exclusive expense, carry out a physical counting of the assets of the JOINT PROPERTY.  In case the physical counting is carried out due to a change of the OPERATOR, the cost shall be borne by the JOINT ACCOUNT.  Copies of the supporting documents of these inventories shall be given to the PARTIES under the same terms and conditions as those set forth in Article 8.01.

8.03. Auditing

8.03.01 A PARTY, upon prior notice of no less than thirty (30) days to the OPERATOR and all the other PARTIES, shall be entitled to audit the accounts and records of the OPERATOR related to the JOINT OPERATIONS of any FISCAL YEAR within the term of twelve (12) months following the closing of said FISCAL YEAR.  Audits shall not be possible more than once a year, except in case of renunciation or removal of the OPERATOR, and shall have a reasonable term for execution.

8.03.02.  Within thirty (30) days of the end of the auditing work, the PARTY which carried out the auditing shall communicate in writing to the OPERATOR the relevant observations arising form said auditing.  Within sixty (60) days after said communication, the PARTY shall send to the OPERATOR by certified mail with notice of receipt the final report of the auditing with all the raised observations.

8.03.03. The OPERATOR shall respond in writing to the final reports of auditing within sixty (60) days of their receipt.

8.03.04. Within sixty (60) days of receipt of the OPERATOR’S response and although the twelve (12) months terms has elapsed, the PARTY which carried out the auditing shall be entitled to have access to the accounts and records referring to the points in dispute.  Should any disagreement subsist between the OPERATOR and the PARTY which carried out the auditing as regards the acknowledgement of any adjustment derived from an auditing, it shall be dealt with during a meeting of the OPERATING COMMITTEE within six (6) months after the receipt of the OPERATOR’S response by the PARTIES.  All adjustments, mistakes or omissions detected and acknowledged as such by the PARTIES as a result of an auditing shall be promptly rectified by the OPERATOR, making the corresponding entries in the accounts.

8.03.05. Whenever there are two or more PARTIES, they shall make their greatest effort to carry out joint or simultaneous auditing to cause the least possible disruption to the OPERATOR.

8.03.06. The cost of the auditing carried out by the PARTIES under this Article 8.03. shall be borne by the PARTY carrying out the auditing.

8.03.07. The OPERATOR shall appoint a firm of public accountants, of great prestige in the market, to revise and issue within sixty (60) days after the date of closing of the FISCAL YEAR an opinion on the Accounting Records that U.T.E. may have prepared in compliance with the legal provisions in force.  The cost of this audit shall be charged to the JOINT ACCOUNT.  A copy of the report that the external auditors issued on the financial statements of U.T.E. shall be delivered to each one of the PARTIES.

ARTICLE 9
SOLE RISK OPERATIONS

The provisions of this ACCOUNTING PROCEDURE shall be applicable to the Sole Risk Operations.  The OPERATOR shall especially consider and comply with the following duties:

9.01. SOLE RISK ACCOUNT

It shall keep for each one of these operations records and documents separate from those records and documents supporting JOINT OPERATIONS, keeping a SOLE RISK ACCOUNT for each one of the operations referred to in Article 12 of the CONTRACT.  The entries in the records shall be kept in the Argentine legal currency and in United States dollars.  With the aim of determining the amount of investments, costs and expenses incurred by the OPERATOR and the emerging credits, the OPERATOR shall keep a Recovery Control Account in DOLLARS for each one of the Sole Risk Operations under the provisions of Article 12.07 of the CONTRACT, so that in case the project is profitable, the moment when the recovery or the reimbursement provided for in Article 12 of the CONTRACT took place can be ascertained.  To this purpose, values shall be converted into DOLLARS following the methodology set forth in Article 3 of this ACCOUNTING PROCEDURE.

9.02. Direct charges

The OPERATOR shall charge to the SOLE RISK ACCOUNTS all the investments, costs, expenses and credits directly related to the SOLE RISK OPERATIONS, in accordance with the provisions of Article 2 of this ACCOUNTING PROCEDURE.

9.03. Indirect charges

The OPERATOR shall charge monthly to each SOLE RISK ACCOUNT the actual charge of all service or cost not included in Article 2 of this ACCOUNTING PROCEDURE.

9.04. Statement of profitability

The OPERATOR shall communicate to the PARTIES in writing within five (5) days when it determines that the Sole Risk Operation has turned out to be profitable, submitting, within thirty (30) days following the end of the month in which the profitability was ascertained, information about the total amount of the investments, costs, expenses and income incurred until the last day of the month in which the operation turned out to be profitable according to the Recovery Control Account.  The non-participating PARTIES shall have thirty (30) days to verify the investments, costs and expenses incurred by the OPERATOR for the execution of this type of operations, and shall issue a statement on their reasonability and application.

9.05. Monthly reports

The OPERATOR shall, within thirty (30) days of the following month, deliver to the PARTIES both the statement of the Recovery Control Account set forth in Article 10.01. of this ACCOUNTING PROCEDURE and a report on the production affected to the recovery provided for in Article 12.07, which correspond to the previous month.

ARTICLE 10
TAXES

10.01. General guidelines

The record and documentation of the value added tax (hereinafter V.A.T.) shall be effected pursuant to the provisions of Act number 23349 as amended and AFIP (Federal Administration of Public Income) Regulation number 1415/2003 and its supplements, notwithstanding the adequacy in the future to variations in the legal system applicable.

10.01.02. Presentation and payment of V.A.T.

Since under the legislation in force U.T.E. is a V.A.T. taxpayer and the PARTIES are third parties with respect to it to the effects of the activity encumbered by said tax, the OPERATOR shall make all the presentations of U.T.E. before the competent entities with the aim of paying the tax.

10.01.03. Purchases, hiring of services and imports.

In the corresponding cases, the OPERATOR shall request from its suppliers the discrimination of V.A.T. in the invoices.  To that effect, the OPERATOR shall send its suppliers detailed information about U.T.E.’s data to allow drawing up invoices in accordance with the formalities required by the legislation in force.

10.01.04. Record of V.A.T. – Fiscal Credit

The Fiscal Credit derived from the encumbered operations shall be recorded in a credit account, under the heading “Credits”, separate from any other different item of V.A.T.- Fiscal Credit.

10.01.05. Procedure for the allocation of the NET PRODUCTION

Upon the allocation of the NET PRODUCTION under the provisions of Article 13 of the CONTRACT, the OPERATOR shall proceed to deliver to each PARTY their PARTICIPATING INTEREST through the issuance of a “note of product allocation”, which shall state the data required by the General Resolution number 1415/2003 of AFIP or that one which in the future may replace it.  Said note shall contain the volume of the product delivered expressed in cubic meters and its appraisal to the effects of the Value Added Tax, which shall be effected according to the value of the cubic meter resulting from relating the values provided for in the investment and expenses plans with those of production, on technically reasonable basis.  The discriminated V.A.T. shall be added to the value so ascertained.

In case of non-fulfillment of the obligation of receipt provided for in Article 13.03. of the CONTRACT, the NET PRODUCTION not taken shall be allocated to the PARTY not taking it all the same pursuant to the provisions of this Article, notwithstanding the proceedings for disposal provided for in said Article 13.03.

10.01.06 Sole Risk Operations

In the case of Sole Risk Operations, the applicable proceedings and guidelines for appraisal shall be those provided for in item 10.01.05 of this Article, notwithstanding the appraisal set forth in Article 12.07 of the CONTRACT to the effects of recovery by the non-participating PARTIES.

10.01.07 Record of V.A.T. – Fiscal Debit

The Fiscal Debit arising from the notes of product allocation to the PARTIES under the provisions of item 10.01.05. shall be recorded in a debit account, under the heading “Fiscal Debits”, separate from any other item of V.A.T. – Fiscal Debit.

10.02. Tax on bank debits and credits

While this tax subsists with the mechanism that allows entering as advance payment on account of the Income Tax or the Minimum Presumptive Income Tax, without distinction, 34% of the amounts settled and collected by the tax collection agent on the amounts credited in bank accounts covered by the general rate of 0.6%, said credit shall be allocated to each PARTY in proportion to their PARTICIPATING INTEREST.

[Initials]

ANNEX “B”
INSURANCE COVERAGE

The OPERATOR shall take out and charge to the JOINT ACCOUNT while the CONTRACT is in force the insurance policies described hereinafter.  Said policies shall name as insured parties all the PARTIES in proportion to their PARTICIPATING INTERESTS.

1.	Automobile insurance

With reference to motor vehicles, civil liability insurance, insurance of persons and insurance of third parties’ property without limitation.

2.	Indemnity insurance of Property in Transit

This policy shall cover loss or damage to the material, equipment and          supplies while they are being moved or transported.

3.	Fire insurance

Fire insurance shall be taken out for all the surface property, covering risks    of hurricane, gale, cyclone or tornado and material damages and fire due to earthquake.

[Initials]

ACKNOWLEDGEMENT. Law 404
[There appears a seal that reads:] Association of Notaries Public, City of Buenos Aires, Argentina. [There appears an illegible signature and seal]. Annex. F 001146982.
Buenos Aires, January 26, 2009. I HEREBY CERTIFY, in my capacity as notary public, Head of Notarial Registry 2089 of the City of Buenos Aires, that the signatures on the document attached hereto, the certification of which is simultaneously required under RECORD number 092, Book number 81, have been set before me by the following  parties, the identity of which I hereby attest to. Jose Pantano, holder of Argentine ID No. 18,687,766; Ruben Nicolás Kondratzky, holder of Argentine ID No. 11,338,184; Ernesto Alejandro Hermo, holder of Argentine ID No. 14,596,340; Ignacio Maria Sammartino, holder of Argentine ID No. 18,367,128; Carlos Alberto Da Costa, holder of Argentine ID No. 93,768,313, known to me to be the persons that have personally appeared before me. I further certify that the aforementioned parties represent that they act in the following capacities: 1) Jose Pantano and Ruben Nicolás Kondratzky, as attorneys-in-fact of PETROLERA ENTRE LOMAS S.A., registered at the Public Registry of Commerce (Registro Público de Comercio) under Number 15553, Book 23 of  Stock Corporations, on October 27, 2003, pursuant to a General Power of Attorney for Administration and Disposition purposes, notarized deed 731 dated November 26, 2008, filed with Notarial Registry 2089 of the City of Buenos Aires; 2) Ernesto Alejandro Hermo, as the Legal Representative of APCO ARGENTINA INC., registered at the Public Registry of Commerce under Number 25, Folio 144, Book 51, Volume B of Bylaws of Foreign Companies on September 29, 1973, pursuant to an appointment registered at the Public Registry of Commerce under Number 802, Book 55, Volume B of Bylaws of Foreign Companies on April 22, 1999; 3)  Ignacio Maria Sammartino, as attorney-in-fact of PETROURUGUAY S.A.,  registered at the Public Registry of Commerce under Number 4681, Book 109, Volume A of Corporations on July 10, 1991, pursuant to a Special Power of Attorney, notarized deed 281 dated March 16, 2007, which is filed with Notarial Registry 359 of this City, and the Minutes of the Board of Directors dated October 8, 2007, which consents to this acknowledgement; 4) Carlos Alberto Da Costa, as attorney-in-fact of PETROBRAS ENERGIA S.A., registered at the Public Registry of Commerce under Number 759, Folio 569, Book 47, Volume A of Bylaws of Domestic Companies on November 11, 1947, pursuant to a General Power of Attorney, notarized deed 30, dated January 19, 2009 filed with Notarial Registry 2089 of the City of Buenos Aires. I hereby certify that the parties mentioned hereinabove are duly empowered to execute this document. I further certify that the document consists of fifty three folios. This is a true and correct copy of the original Notarial Record Number F 4890642.
/s/ Matías Pablo Seoane
Notary Public, License No. 4545.